Exhibit 10.19

FIRST AMENDMENT TO LETTER AGREEMENT

                THIS FIRST AMENDMENT TO LETTER AGREEMENT (“Amendment”) is entered into this 17th day of February, 2003, by and between Bruce W. Duncan (“Executive”) and Equity Residential (“Company”), a Maryland real estate investment trust.

RECITALS

                WHEREAS, the Company and the Executive entered into a letter agreement dated March 14, 2002 (“2002 Agreement”) describing Executive’s 2002 compensation.

                WHEREAS, the Company and the Executive desire to amend the 2002 Agreement.

                NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the payment and adequacy of which is hereby acknowledged, the parties agree to amend the 2002 Agreement as follows:

1.             Paragraph A of the 2002 Agreement is amended by deleting it in its entirety and replacing it with the following paragraph A:

A.           My annual salary shall be $550,000, and my cash bonus, payable in February 2003, shall be $550,000.  Effective as of the date of this letter, I will also receive the following long-term compensation awards as a signing bonus:  41,361 options award, 8,272 restricted shares award and 4,595 performance share units award.  I will also receive in February of 2003 at the same time as the other senior executives receive their 2002 long term incentive grants, the following long-term compensation awards for services rendered in 2002:  168,820 options award (priced at $23.55); 35,644 restricted shares award and 6,985 performance share units award (collectively the “February 2003 Grants”).  These awards are issued subject to the terms of the Company’s Share Option and Share Award Plan and the Company’s 2002 Share Incentive Plan.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Letter Agreement as of the day and year first above written

EQUITY RESIDENTIAL, a Maryland real estate investment trust

By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel

EXECUTIVE:

/s/ Bruce W. Duncan
Bruce W. Duncan